   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1996.
                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                      CONSOLIDATED FREIGHTWAYS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                 77-0425334
(State or Other Jurisdiction of         (IRS Employer Identification No.)
Incorporation or Organization)

                               175 LINFIELD DRIVE
                          MENLO PARK, CALIFORNIA  94025
          (Address, Including Zip Code, of Principal Executive Offices)

                      CONSOLIDATED FREIGHTWAYS CORPORATION
                      1996 STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                               STEPHEN D. RICHARDS
                      CONSOLIDATED FREIGHTWAYS CORPORATION
                               175 LINFIELD AVENUE
                          MENLO PARK, CALIFORNIA  94025
                                 (415) 326-1700
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    COPY TO:

                                BRIAN J. MCCARTHY
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             300 SOUTH GRAND AVENUE
                                   SUITE 3400
                         LOS ANGELES, CALIFORNIA  90071

                              --------------------

                         CALCULATION OF REGISTRATION FEE

                                        Amount to be  Proposed Maximum Offering   Proposed Maximum Aggre-     Amount of Registration
Title of Securities to be Registered     Registered     Price Per Share (1)(2)   gate Offering Price (1)(2)           Fee (3)
Common Stock, par
  value $.01 per share . . . . .         3,303,798 (4)      $ 7.56                  $ 24,976,713                    $ 7,568.70


(1)  Estimated solely for purposes of calculating the registration fee.

(2) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for when issued trading for a share of common stock of Consolidated Freightways Corporation ("Common Stock") on the Nasdaq Stock Market's National Market on November 25, 1996.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: one-thirty-third (1/33) of one percent of the Proposed Maximum Aggregate Offering Price of the shares registered hereby.

(4) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Consolidated Freightways Corporation 1996 Stock Option and Incentive Plan.

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Consolidated Freightways Corporation, a Delaware corporation (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act, are incorporated by reference in this registration statement:

          (a) The Company's Registration Statement on Form 10, as declared effective on November 7, 1996 and filed pursuant to Section 12(g) of the Exchange Act (File No. 1-12149), including any amendment or report filed for the purpose of updating such information (the "Registration Statement");

          (b) All other reports filed under Section 13(a) or 15(d) of the Exchange Act since the end of the most recent fiscal year; and

          (c) The description of the Company's Common Stock included in the Registration Statement.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIMITATION OF LIABILITY

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation's certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined.

INDEMNIFICATION AND INSURANCE

     The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware. Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made by a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The Company has obtained an insurance policy that insures its directors and officers against certain liabilities.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.        EXHIBITS.

     Exhibit No.    Description
     -----------    -----------

      4.1           Amended and Restated Certificate of Incorporation of the
                    Company.

      4.2           Amended and Restated Bylaws of the Company.

      5.1           Opinion and consent of Skadden, Arps, Slate, Meagher & Flom
                    LLP.

      23.1 Consent of Arthur Andersen LLP, independent public accountants.

      23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in their opinion filed as Exhibit 5.1).

      24.1 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggre-gate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforce-able. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Menlo Park, State of California, on this 26th day of November, 1996.

                                   CONSOLIDATED FREIGHTWAYS CORPORATION



                                   By  /s/ W. Roger Curry
                                       --------------------------------------
                                        Name:  W. Roger Curry
                                        Title: President and Chief Executive
                                               Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Stephen D. Richards his or her true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Signature                      Title                          Date
    ---------                      -----                          ----

/s/ W. Roger Curry          President and Chief Executive    November 26, 1996
-----------------------     Officer and Director
W. Roger Curry              (Principal Executive Officer)

/s/ David F. Morrison       Executive Vice President         November 26, 1996
------------------------    and Chief Financial Officer
David F. Morrison           (Principal Financial and
                            Accounting Officer)


/s/ Eberhard G.H. Schmoller Director                         November 26, 1996
---------------------------
Eberhard G. H. Schmoller

                                  EXHIBIT INDEX

Exhibit No.    Description                                                  Page
-----------    -----------                                                  ----

   4.1 Amended and Restated Certificate of Incorporation of the Company.

   4.2         Amended and Restated Bylaws of the Company.

   5.1         Opinion and consent of Skadden, Arps, Slate, Meagher &
               Flom LLP.

  23.1 Consent of Arthur Andersen LLP, independent public accountants.

  23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in their opinion filed as Exhibit 5.1).

  24.1 Power of Attorney (included on the signature page of this Registration Statement).